EXHIBIT 5





                            THERMO ECOTEK CORPORATION
                                245 Winter Street
                                   Suite 300
                          Waltham, Massachusetts 02154


                                  June 9, 1997


        Thermo Ecotek Corporation
        245 Winter Street
        Suite 300
        Waltham, Massachusetts 02154

             Re:  Registration Statement on Form S-3

        Dear Sirs:

             I am General Counsel to Thermo Ecotek Corporation, a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), of 3,030,303 shares (the "Shares") of Common Stock, par value $.10 per share, of the Company issuable upon conversion of $50,000,000 principal amount of the Company's outstanding 4-7/8% Convertible Subordinated Debentures due 2004 (the "Debentures").

             I or a member of my staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

             Based upon and subject to the foregoing, I am of the opinion that:

             1. The Company is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Delaware.

             2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.
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             3.   The Shares, when issued upon conversion of the
        Debentures, will be validly issued, fully paid and nonassessable.

             I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,




                                           Seth H. Hoogasian
                                           General Counsel

        SHH/cb







        AA971600004